Exhibit 10.3

NOTE MODIFICATION AGREEMENT
For Secured Promissory Note

$7,000,000	Norcross, Georgia
(Original Face Amount of Secured Promissory Note)	September 30, 2002

December 3, 2001
(Original Date of Execution of Secured Promissory Note)

             THIS NOTE MODIFICATION AGREEMENT (this “Agreement”), made and entered into on September 30, 2002 is by and between SLMsoft.com Inc., a corporation formed under the laws of the Province of Ontario (“Shareholder”), SLMsoft.com Inc., a corporation formed under the laws of the State of Kansasand a wholly-owned subsidiary of Shareholder (the “Company” and together with Shareholder, “Borrowers”), and InterCept Inc., a Georgia corporation f/k/a The InterCept Group, Inc. (“InterCept”). .

RECITALS

         (1)      On December 3, 2001, the Borrowers and InterCept entered into that certain Loan Agreement (the “Loan Agreement”), pursuant to which the Borrowers executed and delivered to InterCept the Secured Promissory Note identified above (the “Note”).

         (2)      The Borrowers have requested that the Note be further modified to the limited extent hereinafter set forth.

         (4)      The Borrowers and InterCept are on the date hereof entering into an agreement setting forth certain additional terms between the parties.

         (5)      InterCept has agreed to the modification requested by the Borrowers. (All defined terms not otherwise defined herein or in the Note shall have the meanings given in the Loan Agreement dated as of December 3, 2001 by and among the Borrowers and InterCept.)

         NOW, THEREFORE, in consideration of the mutual benefits adhering to the parties hereto, and other good and valuable consideration, the receipt of which the Borrowers hereby acknowledge, InterCept and the Borrowers agree as follows:

AGREEMENT

         1.       The Borrowers hereby acknowledge and agree that as of this date, the outstanding principal balance of the Note is seven million dollars ($7,000,000 US). The Borrowers further waive and release InterCept from any and all defenses and claims with respect to the Note through the date hereof.

         2.       Effective as at October 1, 2002, Paragraph 1 of the Note is hereby deleted in its entirety and replaced with the following text:

SLMsoft.com, Inc., a Kansas corporation (the “Company”), and SLMsoft.com, Inc., an Ontario corporation (“Shareholder,” and together with the Company referred herein to as “Borrowers”), jointly and severally and for value received, hereby promise to pay to InterCept, Inc., with an address at 3150 Holcomb Bridge Road, Suite 200, Norcross, GA 30071, or registered assigns (“Holder”), on the Maturity Date (as defined below) the principal amount of Seven Million Dollars ($7,000,000), together with interest on the unpaid principal balance hereof at the simple interest rate equal to the Prime Rate plus two percent (2%). “Prime Rate” shall mean the prime rate established by Wachovia Bank.

         3.       Paragraph of the additional terms of the Note is hereby deleted and replaced with the following text:

The Maturity Date of the Note shall be June 30, 2003. All accrued and unpaid interest from December 3, 2001 to September 30, 2002, plus all accrued and unpaid interest from October 1, 2002 through December 31, 2002 shall be payable on January 2, 2003. Failure to pay all accrued and unpaid interest on January 2, 2003 shall constitute an Event of Default. All accrued interest after December 31, 2002 shall be payable monthly in arrears through the Maturity Date.

         4.       The Borrowers shall pay to InterCept a loan extension fee in the amount of $85,000, which shall be earned by and shall be included in the outstanding note balance effective on October 1, 2002 which amount is reflected in paragraph 2 above.

         5.       As additional consideration for extending the loan, the Company agrees that certain rights granted to the Company under the Software Agreement dated January 4, 2001 by and between the Company and InterCept (the “Software Agreement”) shall be terminated. The Company agrees to execute and deliver to InterCept an amendment to the Software Agreement, pursuant to which the Company will, among other things, relinquish the marketing and use rights granted under Section 4.2 of the Software Agreement and the sharing of proceeds granted under Section 5.4 of the Software Agreement.

         3.       The Borrowers and InterCept agree that all collateral given as security for the Note remains as collateral for the Note as modified hereby.

         4.       This Agreement is a modification only and not a novation. Except for the modifications stated above, the Note and any security agreements or other agreements, and all of the terms and conditions thereof, shall be and remain in full force and effect, and this Agreement shall not release or affect the liability of any guarantors, sureties or endorsers of the Note.

         5.       The Recitals to this Agreement constitute an integral part hereof, and each party hereto agrees and acknowledges that the facts recited therein are true and correct.

         6.       This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         GIVEN UNDER THE HAND AND SEAL of each of the undersigned, on September 30, 2002:

THE BORROWERS SLMSOFT.COM, INC., a Kansas corporation
By:	/s/ K.R. QURESHI

SLMSOFT.COM, INC., an Ontario corporation
By:	/s/ K.R. QURESHI

[CORPORATE SEAL]

Accepted: INTERCEPT, INC.
By:	/s/ SCOTT R. MEYERHOFF

Scott R. Meyerhoff, SVP & CFO